Exhibit 99.1

[SOUTHERN STAR LOGO]

News Release

Date:

April 4, 2006

Contact:	Susanne Harris	Gayle Hobbs
	Southern Star (investor relations)	Southern Star (media relations)
	(270) 852-5000 susanne.w.harris@sscgp.com	(270) 852-4503 gayle.b.hobbs@sscgp.com

Southern Star Central Corp. Announces Senior Unsecured Notes Offerings

Owensboro, KY - - (BUSINESS WIRE) - - April 4, 2006 - - Southern Star Central Corp. (Southern Star) announced today it intends to offer in a private placement, pursuant to Rule 144A and Regulation S, $200 million of senior unsecured notes due 2016.  The private placement is subject to acceptable market conditions, a tender offer for existing notes and satisfaction of the conditions of the tender offer relating to Southern Star’s existing 8.50% Senior Secured Notes due 2010. Southern Star intends to complete the offering on or about April 12, 2006 and use the net proceeds to repay its existing notes and pay related fees and expenses.

Southern Star’s wholly owned operating subsidiary, Southern Star Central Gas Pipeline, Inc., also separately launched a concurrent offering of debt securities pursuant to Rule 144A and Regulation S, subject to acceptable market and other conditions, the net proceeds of which will be used to repay existing indebtedness and pay related fees and expenses.  Neither private placement is conditioned upon the successful completion of the other.

The securities to be offered have not been registered under the Securities Act of 1933, as amended (the Securities Act), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The senior unsecured notes will be offered only by means of an offering memorandum to qualified institutional buyers under Rule 144A and to non-U.S. persons under Regulation S.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Southern Star -

Southern Star, headquartered in Owensboro, Kentucky, is a natural gas transmission system spanning over 6,000 miles in the Midwest and Mid-continent regions of the United States.  Southern Star’s pipeline system and facilities are located throughout Kansas, Oklahoma, Missouri, Wyoming, Nebraska, Colorado, and Texas.  It serves major markets such as Kansas City, Wichita, Springfield, and St. Louis.  Southern Star is a locally managed private company indirectly owned by GE Energy Financial Services and Caisse de dépôt et placement du Québec.

The information in this release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “objective” and other similar expressions identify some of the statements that are forward-looking. These statements are based on management’s beliefs and assumptions and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: future utilization of pipeline capacity, which can depend on energy prices and the prices for natural gas available on Central’s system, competition from other pipelines and alternative fuels, the general level of natural gas demand, decisions by customers not to renew expiring natural gas transportation contracts, adequate supplies of natural gas, the construction or abandonment of gas customer facilities, weather conditions and other factors beyond Central’s control; operational risks and limitations of Central’s pipeline system and of interconnected pipeline systems; changes in federal, state or local laws and regulations to which Central is subject, including allowed rates of return and related regulatory matters, and tax, environmental and employment laws and regulations; the ability of Central’s customers to pay for its services; the ability to obtain governmental and regulatory approval of various expansion projects; the cost and effects of legal and administrative proceedings; the effect of accounting interpretations and changes in accounting policies; and changes in general economic, market or business conditions.

Other factors and assumptions not identified above may also have been involved in deriving these forward-looking statements, and the failure of those other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Central assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.